[CORPORATE LOGO]  BROOKS FIBER PROPERTIES

Your Gateway                                       Brooks Fiber Properties, Inc.
To The                                       425 Woods Mill Road South/Suite 300
Information Age                                   Town & Country, Missouri 63017
                                                 314 878-1616   Fax 314 878-3211

FOR IMMEDIATE RELEASE

Contact: Waymon R. Tipton
Senior Vice President
(800) 799-8914, ext. 313

             BROOKS FIBER PROPERTIES COMPLETES PREVIOUSLY ANNOUNCED
                        ACQUISITION OF PHOENIX FIBERLINK

                                -----------------

          ACQUISITION WILL GIVE BROOKS OPERATIONAL MARKET IN SALT LAKE
               CITY AND EXPAND COMPANY'S EXISTING NETWORK IN RENO

St. Louis, MO (March 31, 1997) - Brooks Fiber Properties, Inc. (Nasdaq/NM:BFPT) today announced the completion of the previously announced acquisition of the assets of Phoenix Fiberlink ("PFI"), a provider of competitive local telecommunications services in the Salt Lake City, Utah and Reno, Nevada metropolitan markets with plans for the development of a telecommunications network in Boise, Idaho. Consideration for the transaction included cash and, based upon an exchange rate of $26.21 per share, 600,000 shares of Brooks Fiber common stock.

         Brooks Fiber Properties, Inc., headquartered in St. Louis, Missouri, is a leading full service provider of competitive local telecommunications services in cities across the United States. With networks operational or under construction in 37 U.S. cities, the company provides its customers with advanced and reliable high-capacity voice, video, data and other enhanced telecommunications services.

         You can now receive fax copies of recent Brooks Fiber news releases 24 hours a day by calling 1-800-758-5804 and entering 102207 or visit Brooks Fiber on the Internet at www.Brooks.net.

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